Exhibit 4.1

Execution Copy

QWEST CORPORATION

8 3/8% Notes due 2016

Sixth Supplemental Indenture

Dated as of April 13, 2009

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

TABLE OF CONTENTS

			Page

ARTICLE ONE

THE NOTES

Section 1.01.		Designation of Notes	2
Section 1.02.		Other Terms of the Notes	3

ARTICLE TWO

CERTAIN DEFINITIONS

Section 2.01.		Definitions	3

ARTICLE THREE

ADDITIONAL TERMS

Section 3.01.		Form and Dating	5
Section 3.02.		Book-Entry Provisions for Global Notes	6
Section 3.03.		Special Transfer and Exchange Provisions	7

ARTICLE FOUR

MISCELLANEOUS

Section 4.01.		Amendment and Supplement	10
Section 4.02.		Indenture	10
Section 4.03.		Governing Law	10
Section 4.04.		No Adverse Interpretation of Other Agreements	11
Section 4.05.		Successors and Assigns	11
Section 4.06.		Duplicate Originals	11
Section 4.07.		Severability	11

Exhibits

Exhibit A	-	Form of Note
Exhibit A-1	-	Form of Certificate to be delivered in connection with transfers of interests in the Temporary Regulation S Global Note
Exhibit A-2	-	Form of Certificate to be delivered in connection with transfers pursuant to Regulation S

i

SIXTH SUPPLEMENTAL INDENTURE dated as of April 13, 2009 (this “Supplemental Indenture”) by and between QWEST CORPORATION, a Colorado corporation (formerly known as U S WEST Communications, Inc.) (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, as trustee under the Indenture (as defined below) with respect to the Notes (as defined below) (the “Trustee”), as supplemented by the First Supplemental Indenture (as defined below), the Second Supplemental Indenture (as defined below), the Third Supplemental Indenture (as defined below), the Fourth Supplemental Indenture (as defined below) and the Fifth Supplemental Indenture (as defined below).  The Trustee, and each other trustee appointed as such with respect to the Securities of any series issued under the Indenture, shall be the “Trustee” (as defined in the Indenture, as supplemented hereby) for all purposes under the Indenture with respect to the applicable series of Securities but, for the avoidance of doubt, not with respect to any series of Securities for which such Trustee has not been appointed trustee under the terms of the Indenture and/or any supplement thereto).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of Notes:

WHEREAS, the Company and Bank of New York Trust Company, National Association (as successor in interest to Bank One Trust Company, National Association), are parties to that certain Indenture dated as of October 15, 1999 (the “Base Indenture,” and as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture and this Sixth Supplemental Indenture, the “Indenture”) providing for the issuance from time to time of senior debt securities (“Securities”) to be issued in one or more series;

WHEREAS, the Company and the Trustee are parties to the First Supplemental Indenture (the “First Supplemental Indenture”) dated as of August 19, 2004, providing for the amendment and supplement of the terms of the Base Indenture and the issuance by the Company of a series of Securities, designated as its 7.875% Notes due 2011, in an aggregate principal amount of $575,000,000.

WHEREAS, the Company and the Trustee are parties to the Second Supplemental Indenture (the “Second Supplemental Indenture”) dated as of November 23, 2004, providing for the issuance by the Company of Additional Notes of its series of Securities designated as its 7.875% Notes due 2011, in an aggregate principal amount of $250,000,000.

WHEREAS, the Company and the Trustee are parties to the Third Supplemental Indenture (the “Third Supplemental Indenture”) dated as of June 17, 2005, providing for the issuance by the Company of a series of Securities designated as its 7.625% Notes due 2015, in an aggregate principal amount of $400,000,000 and a series of Securities designated as its Floating Rate Notes due 2013, in an aggregate principal amount of $750,000,000.

WHEREAS, the Company and the Trustee are parties to the Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”) dated as of August 8, 2006, providing for the issuance by the Company of a series of Securities designated as its 7.5% Notes due 2014, in an aggregate principal amount of $600,000,000.

WHEREAS, the Company and the Trustee are parties to the Fifth Supplemental Indenture (the “Fifth Supplemental Indenture”) dated as of May 16, 2007, providing for the issuance by the Company of a series of Securities designated as its 6.5% Notes due 2017, in an aggregate principal amount of $500,000,000.

WHEREAS, the Company desires and has requested the Trustee to join it in the execution and delivery of this Supplemental Indenture in order to establish and provide for the issuance by the Company of a series of Securities, designated as its 8 3/8% Notes due 2016 (the “Notes”), in an initial aggregate principal amount of $810,500,000.00.  The Notes shall be substantially in the form attached hereto as Exhibit A.

WHEREAS, Section 9.01 of the Base Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders to establish the form or terms of Securities of any Series as permitted by Section 2.02 of the Base Indenture;

WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done.

NOW, THEREFORE, in consideration of the premises and the purchase and acceptance of the Notes by the holders thereof, the Company covenants and agrees with the Trustee, for the equal and ratable benefit of the Holders, that the Indenture is supplemented and amended, to the extent expressed herein, as follows:

ARTICLE ONE

THE NOTES

Section 1.01.                                  Designation of Notes.

The changes, modifications and supplements to the Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes, which shall not be limited in aggregate principal amount, and shall not apply to any other Securities that have been or may be issued under the Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements.  Pursuant to this Supplemental Indenture, there is hereby created and designated a series of Securities under the Indenture entitled “8 3/8% Notes due 2016.”  The Notes shall be in the form of Exhibit A hereto.  The Notes may bear an appropriate legend regarding original issue discount for federal income tax purposes.  Subject to the terms in the Indenture, as supplemented by this Supplemental Indenture, the Company may, at its option, without consent from the Holders, issue additional Notes from time to time.  For all purposes under the Indenture, the term “Notes” shall include the Notes initially issued on the date of original issuance of the Notes and any other Notes issued after such date under the Indenture, as supplemented hereby.

Section 1.02.                                  Other Terms of the Notes.

Without limiting the foregoing provisions of this Article One, the terms of the Notes shall be as set forth in the form of Note set forth in Exhibit A hereto and as provided in the Indenture.

The Notes shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.  The Notes shall be payable and may be presented for payment, purchase, conversion, registration of transfer and exchange, without service charge, at the office of the Company maintained for such purpose in New York, New York, which shall initially be the office or agency of the Trustee.

ARTICLE TWO

CERTAIN DEFINITIONS

Section 2.01.                                  Definitions.

(a)  The following terms have the meanings set forth below in this Supplemental Indenture. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Indenture (as previously supplemented). To the extent terms defined herein differ from the Indenture, the terms defined herein will govern.

“Business Day” means any day other than a Legal Holiday.

“Depository” means The Depository Trust Company, New York, New York, or a successor thereto registered under the Exchange Act or other applicable statute or regulation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Offer” means an offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange Notes bearing the Private Placement Legend for the Exchange Securities.

“Exchange Securities” has the meaning set forth in the Registration Rights Agreement.

“Initial Global Notes” means the 144A Global Note and the Regulation S Global Note.

“Initial Purchasers” means the several initial purchasers named in Schedule A to the Purchase Agreement.

“Institutional Accredited Investor” or “IAI” means an “accredited investor” with the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Issue Date” means the initial date of issuance of the Notes.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York are not required to be open.

“Non-U.S. Person” has the meaning assigned to such term in Regulation S.

“Private Placement Legend” means the following legend:

“THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE ‘‘SECURITIES ACT’’) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.”

“Purchase Agreement” means the Purchase Agreement dated as of April 7, 2009 relating to the issuance of Notes hereunder, by and among the Company and the Initial Purchasers.

 “Qualified Institutional Buyer” or “QIB” shall have the meaning specified in Rule 144A under the Securities Act.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of the Issue Date by and among the Company and the Initial Purchasers.

“Regulation S” means Regulation S under the Securities Act.

“Restricted Security” means a Note that constitutes a “Restricted Security” within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

“Rule 144A” means Rule 144A under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended

(b)   Other Definitions

Term	Defined in Section

“144A Global Note”	3.01(a)

“Global Notes”	3.01(c)

“Participants”	3.02(b)

“Permanent Regulation S Global Note”	3.01(b)

“Physical Notes”	3.01(d)

“Regulation S Global Note”	3.01(b)

“Temporary Regulation S Global Note”	3.01(b)

(c)  For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Article Two have the meanings assigned to them in this Article, and include the plural, as well as the singular.

ARTICLE THREE

ADDITIONAL TERMS

Section 3.01.                                  Form and Dating

(a)   Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of a single permanent global note in registered form, substantially in the form set forth as Exhibit A hereto (the “144A Global Note”), deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the appropriate legends set forth on Exhibit A hereto.

(b)   Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of a single temporary global note in registered form, substantially in the form set forth as Exhibit A hereto (the “Temporary Regulation S Global Note”), deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the appropriate legends set forth on Exhibit A hereto. Reasonably promptly following the date that is 40 days after the later of the commencement of the offering of the Notes in reliance on Regulation S and the Issue Date, upon receipt by the Trustee and the Company of a duly executed certificate certifying that the Holder of the beneficial interest in the Temporary Regulation S Global Note is a Non-U.S. Person, substantially in the form of the certificate attached to Exhibit A-1 hereto, from the Depository, a single permanent global note in registered form, substantially in the form set forth as Exhibit A hereto, bearing the appropriate legends set forth on such Exhibit A (the “Permanent Regulation S Global Note,” and together with the Temporary Regulation S Global Note, the “Regulation S Global Note”), duly executed by the Company and authenticated by the Trustee as hereinafter provided shall be deposited with the Trustee, as custodian for the Depository, and the Registrar shall reflect on its books and records the cancellation of the Temporary Regulation S Global Note and the issuance of the Permanent Regulation S Global Note.

(c)   Notes issued after the Issue Date shall be issued initially in the form of one or more global notes in registered form, substantially in the form set forth as Exhibit A, deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear any legends required by applicable law (together with the Initial Global Notes, the “Global Notes”) or as Physical Notes.

(d)   The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided. Notes issued in exchange for interests in a Global Note pursuant to Section 3.03 may be issued in the form of permanent certificated notes in registered form, substantially in the form set forth as Exhibit A hereto, and bearing the applicable legends, if any (the “Physical Notes”).

Section 3.02.                                  Book-Entry Provisions for Global Notes.

(a)   The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit A, as applicable.

(b)   Members of, or participants in, the Depository (“Participants”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(c)   Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 3.03. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes, upon the written request of such owners or upon the Company’s written instructions to the Trustee, if (i) the Depository notifies the Company that it is unwilling or unable to act as Depository for any Global Note or (ii) an Event of Default shall have occurred and be continuing. Upon any issuance of a Physical Note in accordance with this Section 3.02(c), the Trustee is required to register such Physical Note in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). All such Physical Notes shall bear the applicable legends, if any.

(d)   In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to paragraph (c) of this Section 3.02, the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of authorized denominations in an aggregate principal amount equal to the principal amount of the beneficial interest in the Global Note so transferred.

(e)   In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to paragraph (c) of this Section 3.02, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and (i) the Company shall execute, and (ii) the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

(f)    Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (c) or (d) of this Section 3.02 shall, except as otherwise provided by Section 3.03, bear the Private Placement Legend.

(g)   The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

Section 3.03.                                  Special Transfer and Exchange Provisions.

(a)    Transfers to QIBs.    The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to a QIB:

(i)  the Registrar shall register the transfer of any Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the first anniversary of the Issue Date; provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the first anniversary of the Issue Date or (y) such transfer is being made by a proposed transferor who has checked the box provided for on the applicable Global Note stating, or has otherwise advised the Company and the Registrar in writing, that such sale is being made inside the United States to a QIB that purchases for its own account or for the account of a qualified institutional buyer to a transferee who has signed the certification provided for on the applicable Global Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Notes for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the foregoing representations in order to claim this exemption from registration provided by Rule 144A;

(ii)  if the proposed transferee is a Participant and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the 144A Global Note, upon receipt by the Registrar of the Physical Note and written instructions given in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall register the transfer and reflect on its books and records the date and an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of Physical Notes to be transferred, and the Registrar shall cancel the Physical Notes so transferred; and

(iii)  if the proposed transferor is a Participant seeking to transfer an interest in the Regulation S Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of the Notes to be transferred.

(b)    Transfers of Interests in the Temporary Regulation S Global Note.    The following provisions shall apply with respect to the registration of any proposed transfer of interests in the Temporary Regulation S Global Note:

(i)  the Registrar shall register the transfer of an interest in the Temporary Regulation S Global Note, whether or not such Global Note bears the Private Placement Legend, if the proposed transferor has delivered to the Registrar a certificate signed by the transferee substantially in the form of the certificate attached to Exhibit A-1 stating, among other things, that the proposed transferee is a Non-U.S. Person (except for a transfer to an Initial Purchaser); and

(ii)  if the proposed transferee is a Participant, upon receipt by the Registrar of the documents referred to in clause (i) above, if required, and instructions given in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and amount of such transfer of an interest in the Temporary Regulation S Global Note.

(c)    Transfers Pursuant to Regulation S.    The following provisions shall apply with respect to any transfer of a Restricted Security pursuant to Regulation S:

(i)  the Registrar shall register any proposed transfer of a Restricted Security pursuant to Regulation S upon receipt of a certificate substantially in the form of Exhibit A-2 from the proposed transferor and such certifications, legal opinions and other information as the Trustee or the Company may reasonably request; and

(ii)  (a) if the proposed transferor is a Participant holding a beneficial interest in the Rule 144A Global Note or the Note to be transferred consists of Physical Notes, upon receipt by the Registrar of (x) the documents required by paragraph (i) and (y) instructions in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Rule 144A Global Note in an amount equal to the principal amount of the beneficial interest in the Rule 144A Global Note to be transferred or cancel the Physical Notes to be transferred, and (b) if the proposed transferee is a Participant, upon receipt by the Registrar of instructions given in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Permanent Regulation S Global Note in an amount equal to the principal amount of the Rule 144A Global Note or the Physical Notes, as the case may be, to be transferred.

(d)    Exchange Offer.    Upon the occurrence of an Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with the Indenture, the Trustee shall authenticate one or more Global Notes and/or Physical Notes not bearing the Private Placement Legend in an aggregate principal amount equal to the principal amount of the beneficial interests in the Initial Global Notes or Physical Notes, as the case may be, tendered for acceptance in accordance with such Exchange Offer and accepted for exchange in such Exchange Offer.

(e)    Restrictions on Transfer and Exchange of Global Notes.    Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(f)    Private Placement Legend.    Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend unless otherwise required by applicable law, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Note has been offered and sold (including pursuant to an Exchange Offer) pursuant to an effective registration statement under the Securities Act.

(g)    General.    By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 3.02 or 3.03 hereof. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

The Trustee shall have no responsibility for the actions or omissions of the Depository, or the accuracy of the books and records of the Depository.

(h)    Cancellation and/or Adjustment of Global Note.    At such time as all beneficial interests in a particular Global Note have been exchanged for Physical Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.13 of the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Physical Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

ARTICLE FOUR

MISCELLANEOUS

Section 4.01.           Amendment and Supplement.

This Supplemental Indenture or the Notes may be amended or supplemented as provided for in the Indenture.

Section 4.02.           Indenture.

In the event of any conflict between this Supplemental Indenture and the Indenture, the provisions of this Supplemental Indenture shall prevail.

Section 4.03.           Governing Law.

The laws of the State of New York shall govern this Supplemental Indenture and the Securities of the Series created hereby.

Section 4.04.           No Adverse Interpretation of Other Agreements.

This Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary.  Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture.

Section 4.05.           Successors and Assigns.

All covenants and agreements of the Company in this Supplemental Indenture and the Notes shall bind its successors and assigns.  All agreements of the Trustee in this Supplemental Indenture shall bind its successors and assigns.

Section 4.06.           Duplicate Originals.

This Supplemental Indenture may be executed in counterparts, each of which shall be an original, but such counterparts shall together constitute but one instrument.

Section 4.07.           Severability.

In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Notes.

[Signature Pages Follow]

SIGNATURES

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

QWEST CORPORATION

By:	/s/ Oscar A. Martinez
	Name:	Oscar A. Martinez
	Title:	Vice President and Assistant Treasurer

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Leland Hansen
	Name:	Leland Hansen
	Title:	Vice President

Exhibit A

[THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY.  THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

EXCEPT AS OTHERWISE PROVIDED IN SECTION 2.15 OF THE INDENTURE, TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.08 OF THE INDENTURE.](1)

THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE ‘‘SECURITIES ACT’’) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH

(1)           This legend to appear only on Global Notes.

RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

[THIS GLOBAL NOTE IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  NEITHER THIS TEMPORARY GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE INDENTURE REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE INDENTURE.](2)

(2)           This legend to appear only on Temporary Regulation S Global Notes.

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE.  A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTE BY SUBMITTING A REQUEST FOR SUCH INFORMATION TO THE COMPANY AT THE FOLLOWING ADDRESS: 1801 CALIFORNIA STREET, DENVER, CO 80202, ATTENTION: CHIEF FINANCIAL OFFICER.

No. [ ] CUSIP No. [ ]	PRINCIPAL AMOUNT $[ ]

QWEST CORPORATION
8 3/8% Note due 2016

QWEST CORPORATION, a corporation duly organized and existing under the laws of the State of Colorado (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [•] DOLLARS ($[•]) (or such lesser amount as shall be listed on the Schedule of Increases or Decreases in Global Note attached hereto) on May 1, 2016 (the “Maturity Date”), unless previously redeemed on any redemption date, by wire transfer of immediately available funds of such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts and to pay interest thereon semiannually on each May 1 and November 1, commencing November 1, 2009 (each, an “Interest Payment Date”), and on the Maturity Date at the rate per annum specified in the title of this Note, from April 13, 2009 (or from the most recent Interest Payment Date to which interest has been paid or duly provided for) until payment of said principal sum has been made or duly provided for.  Notwithstanding the foregoing, if the Company shall default in the payment of interest due on any Interest Payment Date, then this Note shall bear interest from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid on this Note or duly provided for, from April 13, 2009.  The interest so payable on any Interest Payment Date, subject to certain exceptions provided in the Indenture referred to herein, will be paid to the person in whose name this Note shall be registered at the close of business on each April 15 and October 15 immediately prior to such Interest Payment Date, Maturity Date or redemption date.  If any Interest Payment Date, Maturity Date or redemption date is a Legal Holiday (as defined in the Indenture) in New York, New York, the required payment shall be made on the next succeeding day that is not a Legal Holiday as if it was made on the date such payment was due and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date or Maturity Date, as the case may be, to such next succeeding day.  Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

This Note is one of the duly authorized series of Securities of the Company, designated as the Company’s “8 3/8% Notes due 2016” (the “Notes”), initially limited to the aggregate principal amount of $810,500,000.00, all issued or to be issued under and pursuant to an Indenture dated as of October 15, 1999 between the Company and The Bank of New York Trust

Company, N.A., as trustee (as successor in interest to Bank One Trust Company, N.A.), as supplemented by the First Supplemental Indenture dated as of August 19, 2004 by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”), the Second Supplemental Indenture dated as of November 23, 2004 between the Company and the Trustee, the Third Supplemental Indenture dated as of June 17, 2005 between the Company and the Trustee, the Fourth Supplemental Indenture dated as of August 8, 2006 between the Company and the Trustee, the Fifth Supplemental Indenture dated as of May 16, 2007 between the Company and the Trustee and the Sixth Supplemental Indenture dated as of April 13, 2009 between the Company and the Trustee as such may be amended, modified or supplemented from time to time (as so amended, modified or supplemented, the “Indenture”), to which Indenture and all Indentures supplemental thereto reference is hereby made for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders (the words “Holders” or “Holder” meaning the registered holders or registered holder of the Notes).  Exchange Notes (as such term is defined in the Registration Rights Agreement referred to below) shall be deemed to be of the same series as the Notes for purposes of the Indenture.

Pursuant to, but subject to the exceptions in, the Registration Rights Agreement dated as of April 13, 2009 among the Company and the Initial Purchasers named therein (as the same may be amended from time to time, the “Registration Rights Agreement”), in certain circumstances the Company may be obligated to use its commercially reasonable efforts to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for a 8 3/8% Note due 2016 of the Company which shall have been registered under the Securities Act of 1933, as amended, in like principal amount and having terms identical in all material respects to this Note (except that such Note shall not be entitled to Additional Interest (as defined in the Registration Rights Agreement) and shall not contain terms with respect to transfer restrictions).  Holders shall be entitled to receive certain Additional Interest in the event of a Registration Default (as defined in the Registration Rights Agreement) pursuant to and in accordance with the terms of the Registration Rights Agreement.  Any Additional Interest due will be payable in cash on the next succeeding May 1 or November 1, as the case may be, to Holders on the relevant regular record dates for the payment of interest.  The Company shall promptly provide the Trustee with notice of any change in the interest rate borne by this Note.(3)

The Notes shall be redeemable at the option of the Company in whole at any time or in part from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed or (ii) the sum, as determined by the Quotation Agent (as defined below), of the present values of the principal amount of the Note to be redeemed and the remaining scheduled payments of interest on the principal amount of this Note to be redeemed from the redemption date to May 1, 2016 (excluding interest accrued to the redemption date) (the “Remaining Life”), discounted from their respective scheduled payment dates to the redemption date on a semiannual basis (assuming a 360-day year consisting of 30-day months) at

(3)           This paragraph not to appear on Exchange Notes.

the Treasury Rate (as defined below) plus 50 basis points, plus, in either case, accrued interest thereon to the date of redemption.

If money sufficient to pay the redemption price of and accrued interest on all of the Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Trustee or paying agent on or before the redemption date and certain other conditions specified in the Indenture are satisfied, then on and after such redemption date, interest will cease to accrue on such Notes (or such portion thereof) called for redemption.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity with the Remaining Life as of the applicable redemption date.

“Comparable Treasury Price” means, with respect to any redemption date, the average of two Reference Treasury Dealer Quotations for such redemption date.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means each of J.P. Morgan Securities Inc., Banc of America Securities LLC, Morgan Stanley & Co. Incorporated and a Primary Treasury Dealer (as defined below) selected by Wachovia Capital Markets, LLC, and their successors; provided, however, that if any of the foregoing ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute therefor another primary U.S. Government securities dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual yield to maturity of the Comparable Treasury Issue, calculated on the third business day preceding such redemption date using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Notice of any redemption will be mailed not less than 15 nor more than 60 calendar days before the redemption date to the Holder hereof at its registered address.  Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease on the principal amount of this Note.

In case an Event of Default shall occur and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions permitting the Company and the Trustee, with the written consent of the Holders of a majority in principal amount of the outstanding Securities of each series affected by a supplemental indenture (with each series voting as a class), to enter into a supplemental indenture to add any provisions to or to change or eliminate any provisions of the Indenture or of any supplemental indenture or to modify, in each case in any manner not covered by provisions in the Indenture relating to amendments and waivers without the consent of Holders, the rights of the Holders of each such series.  The Holders of a majority in principal amount of the outstanding Securities of each series affected by such waiver (with each series voting as a class), by notice to the Trustee may waive compliance by the Company with any provision of the Indenture, any supplemental indenture or the Securities of any such series, except a Default in payment of the principal of or interest on any Security.  However, without the consent of each Holder affected, an amendment or waiver may not: (1) reduce the amount of Notes whose Holders must consent to an amendment or waiver; (2) change the rate or the time for payment of interest on any Security; (3) change the principal or the fixed maturity of any Security; (4) waive a Default in the payment of principal, premium, if any, or interest on any Security; (5) make any Security payable in money other than that stated in the Security; or (6) make any change in the provisions of the Indenture (i) with respect to the rights of the Holders of a majority in principal amount of any series of Securities, by notice to the Trustee, to waive an existing Default with respect to that series and its consequences; (ii) with respect to the right of any Holder of a Security to receive payment of principal of and interest on the Security, on or after the respective due dates expressed in the Security, the right of any Holder of a coupon to receive payment of interest due as provided in such coupon, or the right to bring suit for enforcement of any such payments on or after their respective dates; and (iii) described in this sentence.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the place, at the respective times, at the rate, and in the coin or currency herein prescribed.

No director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under this Note or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  Each Holder, by accepting this Note, waives and releases all such liability.  The waiver and release are part of the consideration for the issue of this Note.

The laws of the State of New York shall govern the Indenture and this Note.

Ownership of this Note shall be proved by the register for the Notes kept by the Registrar.  The Company, the Trustee and any agent of the Company may treat the person in whose name a Note is registered as the absolute owner thereof for all purposes.

Terms used herein without definition that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

Unless the Certificate of Authentication hereon has been executed by the Trustee under the Indenture referred to herein by the manual or facsimile signature of one of its authorized officers, or on behalf of the Trustee by the manual or facsimile signature of an authorized officer of the Trustee’s authenticating agent, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or by facsimile, and its corporate seal or a facsimile of its corporate seal to be imprinted herein.

Date: [                  ]

QWEST CORPORATION
(SEAL)

By:
Name:
Title:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated herein, issued under the Indenture described herein.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security number or other identifying number of assignee:

Please print or type name and address (including zip code) of assignee:

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                                            attorney to transfer said Note of Qwest Corporation on the books of Qwest Corporation, with full power of substitution in the premises.

Dated:

NOTICE:  The signature to this assignment must correspond with the name as written upon the face of this Note in every particular without alteration or enlargement or any change whatsoever.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE

OR REGISTRATION OF TRANSFER

This certificate relates to $                 principal amount of Notes held in (check applicable space)              book-entry or                definitive form by the undersigned.

The undersigned (Check one box below);

☐  has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Note (or the portion thereof indicated above); or

☐  has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the holding period referred to in Rule 144 under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐            (1)           to the Company; or

☐            (2)           inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A; or

☐            (3)           outside the United States to a foreign person in a transaction meeting the requirements of Rule 903 or Rule 904 of Regulation S under the Securities Act; or

☐            (4)           pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), or

☐            (5)           to an institutional accredited investor in a transaction exempt from the registration requirements of the Securities Act, or

☐            (6)           pursuant to an effective registration statement under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company and the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Date:
SIGNATURE OR SIGNATURE GUARANTEE:
NOTICE: Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

TO BE COMPLETED BY PURCHASER IF BOX (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing the Notes for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim this exemption from registration provided by Rule 144A.

Dated:

NOTICE: To be executed by an executive officer

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Principal amount of this Global Note as of [ ]	Date Exchange Made	Change in Principal Amount of this Global Note due to Exchange	Principal Amount of this Global Note Following such Exchange	Notation made by or on behalf of the Company

Exhibit A-1

Form of Certificate to be Delivered

in Connection with Transfers of Interests in the

Temporary Regulation S Global Notes

[                ], [     ]

U.S. Bank National Association

950 17th Street, Suite 1200

Denver, Colorado 80202
Attention:  Corporate Trust Department

Re:          Qwest Corporation (the “Issuer”)
8 3/8% Notes due 2016 (the “Notes”)

Dear Sirs:

This letter relates to U.S. $[                            ] aggregate principal amount of Notes represented by a certificate (the “Legended Certificate”) which bears a legend outlining restrictions upon transfer of such Legended Certificate.  Pursuant to the Sixth Supplemental Indenture (the “Supplemental Indenture”) dated as of April 13, 2009 relating to the Notes, we hereby certify that we are (or we will hold such securities on behalf of) a person outside the United States to whom the Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933, as amended.

You, as Trustee, the Company, counsel for the Company and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  Capitalized terms used but not independently defined in this letter have the meanings set forth in Regulation S.

Very truly yours,

[Name of Holder]

By:
Authorized Signature

A-1-1

Exhibit A-2

Form of Certificate to be Delivered

in Connection with Transfers

Pursuant to Regulation S

[                ], [     ]

U.S. Bank National Association

950 17th Street, Suite 1200

Denver, Colorado 80202
Attention:  Corporate Trust Department

Re:          Qwest Corporation (the “Issuer”)
8 3/8% Notes due 2016 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $[                 ] aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1)           the offer of the Notes was not made to a person in the United States;

(2)           either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

(3)           no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

(4)           the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5)           we have advised the transferee of the transfer restrictions applicable to the Notes.

A-2-1

You, as Trustee, the Issuer, counsel for the Issuer and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:
Authorized Signatory

A-2-2